Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of Pharmos Corporation of our report dated February 27, 2008, except for the liquidity discussion in Note 2, as to which the date is November 12, 2008, relating to the financial statements, which appears in Pharmos Corporation’s Form 8-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

November 12, 2008

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